EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, November 1, 2022 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $232.7 million or $0.46 per diluted share for the quarter ended September 30, 2022, as compared to $256.4 million or $0.50 per diluted share for the previous quarter, and $665.7 million or $1.30 per diluted share for the quarter ended September 30, 2021. Preliminary net income1 for the year ended September 30, 2022 was $1,291.9 million or $2.53 per diluted share, as compared to $1,831.2 million or $3.57 per diluted share for the prior year. Preliminary operating income was $348.5 million for the quarter ended September 30, 2022, as compared to $404.7 million for the previous quarter and $531.5 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Preliminary adjusted net income2 was $394.4 million and adjusted diluted earnings per share2 was $0.78 for the quarter ended September 30, 2022, as compared to $416.0 million and $0.82 for the previous quarter, and $644.6 million and $1.26 for the quarter ended September 30, 2021. Preliminary adjusted net income2 was $1,855.6 million and adjusted diluted earnings per share2 was $3.63 for the year ended September 30, 2022, as compared to $1,915.2 million and $3.74 for the prior year. Preliminary adjusted operating income2 was $494.1 million for the quarter ended September 30, 2022, as compared to $566.9 million for the previous quarter and $647.1 million for the prior year.

“This month, we officially mark Franklin Templeton’s 75th anniversary as a company,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “Over that time span, we have focused on building a diversified business – across asset classes, client types, regions and investment vehicles – and fiscal year 2022 was no exception.

“Since January, macroeconomic and geopolitical uncertainty have resulted in significant volatility and correlated declines in both global equity and fixed income markets. Our assets under management and flows were impacted by these unprecedented conditions and industry-wide pressures. However, as always, we have been actively engaging with our clients by providing insights and thought leadership to help them navigate the latest conditions, including drawing upon the expanded resources of our various specialist investment managers and the Franklin Templeton Institute. We benefitted from having a diversified mix of assets and generated net inflows in the alternative and multi-asset categories. We also saw an improvement in our non-US regions, with EMEA experiencing positive net flows for the year.

“Our continued expansion of alternative investment capabilities, an increasing area of client demand, led us to the acquisitions of Lexington Partners and Alcentra, which closed today. Pro forma for Alcentra, alternative assets total $260 billion as of September 30, 2022, making Franklin Templeton one of the largest managers of alternative assets with a meaningful presence in the key alternative categories.

“Additionally, we see the importance of technology in providing greater customization solutions to investors. Toward this end, earlier this fiscal year we acquired Canvas, a leading custom indexing solutions platform through O’Shaughnessy Asset Management. Canvas has experienced positive net flows each quarter since the platform launched in September 2019 and AUM has grown by over 50% since we announced the acquisition. We also continued to be actively engaged in making investments in technology related distribution opportunities and developing our tokenization and digital asset products.

“While continuing to invest in long-term growth initiatives, we also strengthened the foundation of our business through disciplined expense management. Our strong balance sheet continues to provide us with financial flexibility to grow our business, and we ended the fiscal year with $6.8 billion of cash and investments after funding two acquisitions and four minority investments and returning $773 million to shareholders through dividends and share repurchases.

“None of our efforts this past fiscal year would have been possible without the hard work and dedication of our employees. I would like to thank them for their tireless efforts to serve our clients.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-22	30-Jun-22	Qtr. vs. Qtr.	30-Sep-21	Year vs. Year	2022	2021
Financial Results
(in millions, except per share data)
Operating revenues	$1,939.0	$2,031.3	(5%)	$2,181.0	(11%)	$8,275.3	$8,425.5	(2%)
Operating income	348.5	404.7	(14%)	531.5	(34%)	1,773.9	1,875.0	(5%)
Operating margin	18.0%	19.9%		24.4%		21.4%	22.3%

Net income¹	$232.7	$256.4	(9%)	$665.7	(65%)	$1,291.9	$1,831.2	(29%)
Diluted earnings per share	0.46	0.50	(8%)	1.30	(65%)	2.53	3.57	(29%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$494.1	$566.9	(13%)	$647.1	(24%)	$2,323.5	$2,379.3	(2%)
Adjusted operating margin	32.2%	35.3%		39.0%		35.9%	37.7%

Adjusted net income	$394.4	$416.0	(5%)	$644.6	(39%)	$1,855.6	$1,915.2	(3%)
Adjusted diluted earnings per share	0.78	0.82	(5%)	1.26	(38%)	3.63	3.74	(3%)

Assets Under Management
(in billions)
Ending	$1,297.4	$1,379.8	(6%)	$1,530.1	(15%)	$1,297.4	$1,530.1	(15%)
Average[3]	1,373.6	1,439.8	(5%)	1,552.9	(12%)	1,469.2	1,504.1	(2%)
Long-term net flows	(20.4)	(19.8)		(9.9)		(27.8)	(25.2)

Total assets under management (“AUM”) were $1,297.4 billion at September 30, 2022, down $82.4 billion or 6% during the quarter due to the negative impact of $62.1 billion of net market change, distributions and other and $20.4 billion of long-term net outflows, partially offset by $0.1 billion of cash management net inflows. AUM decreased $232.7 billion or 15% during the fiscal year due to the negative impact of $269.0 billion of net market change, distributions and other, $27.8 billion of long-term net outflows and $0.8 billion of cash management net outflows, partially offset by $64.9 billion from acquisitions.

Cash and cash equivalents and investments4 were $5.8 billion and, including the Company’s direct investments in consolidated investment products, were $6.8 billion at September 30, 2022. Total stockholders’ equity was $12.3 billion and the Company had 499.6 million shares of common stock outstanding at September 30, 2022. The Company repurchased 1.0 million shares of its common stock for a total cost of $27.3 million during the quarter ended September 30, 2022.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Global Advisory Services and Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (844) 200-6205 in the U.S. or (929) 526-1599 in other locations using access code 644052. A replay of the teleconference can also be accessed by calling (866) 813-9403 in the U.S. or +44 204 525 0658 in other locations using access code 626370 after 2:00 p.m. Eastern Time on November 1, 2022 through November 8, 2022, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2022	2021		2022	2021
Operating Revenues
Investment management fees	$1,571.0	$1,705.5	(8%)	$6,616.8	$6,541.6	1%
Sales and distribution fees	311.0	408.1	(24%)	1,415.0	1,635.5	(13%)
Shareholder servicing fees	46.2	55.6	(17%)	193.0	211.2	(9%)
Other	10.8	11.8	(8%)	50.5	37.2	36%
Total operating revenues	1,939.0	2,181.0	(11%)	8,275.3	8,425.5	(2%)
Operating Expenses
Compensation and benefits	768.0	742.1	3%	3,089.8	2,971.3	4%
Sales, distribution and marketing	412.8	526.5	(22%)	1,845.6	2,105.8	(12%)
Information systems and technology	123.6	130.3	(5%)	500.2	486.1	3%
Occupancy	55.8	54.0	3%	218.9	218.1	0%
Amortization of intangible assets	81.5	57.9	41%	282.0	232.0	22%
General, administrative and other	148.8	138.7	7%	564.9	537.2	5%
Total operating expenses	1,590.5	1,649.5	(4%)	6,501.4	6,550.5	(1%)
Operating Income	348.5	531.5	(34%)	1,773.9	1,875.0	(5%)
Other Income (Expenses)
Investment and other income (losses), net	(6.6)	67.5	NM	91.1	264.7	(66%)
Interest expense	(27.1)	(14.1)	92%	(98.2)	(85.4)	15%
Investment and other income (losses) of consolidated investment products,net	(51.0)	157.8	NM	(17.7)	421.1	NM
Expenses of consolidated investment products	(9.6)	(4.7)	104%	(19.7)	(31.2)	(37%)
Other income (expenses), net	(94.3)	206.5	NM	(44.5)	569.2	NM
Income before taxes	254.2	738.0	(66%)	1,729.4	2,444.2	(29%)
Taxes on income[5]	48.5	(4.8)	NM	396.2	349.6	13%
Net income	205.7	742.8	(72%)	1,333.2	2,094.6	(36%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	3.3	29.7	(89%)	(46.9)	94.1	NM
Nonredeemable noncontrolling interests	(30.3)	47.4	NM	88.2	169.3	(48%)
Net Income Attributable to Franklin Resources, Inc.	$232.7	$665.7	(65%)	$1,291.9	$1,831.2	(29%)

Earnings per Share
Basic	$0.46	$1.31	(65%)	$2.53	$3.58	(29%)
Diluted	0.46	1.30	(65%)	2.53	3.57	(29%)
Dividends Declared per Share	$0.29	$0.28	4%	$1.16	$1.12	4%

Average Shares Outstanding
Basic	487.7	488.9	0%	488.7	489.9	0%
Diluted	488.2	489.7	0%	489.3	490.6	0%

Operating Margin	18.0%	24.4%	21.4%	22.3%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Sep-22	30-Jun-22		31-Mar-22	31-Dec-21	30-Sep-21
Operating Revenues
Investment management fees	$1,571.0	$1,636.1	(4%)	$1,649.2	$1,760.5	$1,705.5
Sales and distribution fees	311.0	335.6	(7%)	370.2	398.2	408.1
Shareholder servicing fees	46.2	46.9	(1%)	52.2	47.7	55.6
Other	10.8	12.7	(15%)	9.4	17.6	11.8
Total operating revenues	1,939.0	2,031.3	(5%)	2,081.0	2,224.0	2,181.0
Operating Expenses
Compensation and benefits	768.0	766.7	0%	752.5	802.6	742.1
Sales, distribution and marketing	412.8	440.3	(6%)	482.4	510.1	526.5
Information systems and technology	123.6	125.9	(2%)	126.9	123.8	130.3
Occupancy	55.8	53.8	4%	53.0	56.3	54.0
Amortization of intangible assets	81.5	81.8	0%	60.4	58.3	57.9
General, administrative and other	148.8	158.1	(6%)	142.8	115.2	138.7
Total operating expenses	1,590.5	1,626.6	(2%)	1,618.0	1,666.3	1,649.5
Operating Income	348.5	404.7	(14%)	463.0	557.7	531.5
Other Income (Expenses)
Investment and other income (losses), net	(6.6)	13.0	NM	27.7	57.0	67.5
Interest expense	(27.1)	(28.9)	(6%)	(22.9)	(19.3)	(14.1)
Investment and other income (losses) of consolidated investment products, net	(51.0)	(74.4)	(31%)	3.0	104.7	157.8
Expenses of consolidated investment products	(9.6)	(1.3)	638%	(4.6)	(4.2)	(4.7)
Other income (expenses), net	(94.3)	(91.6)	3%	3.2	138.2	206.5
Income before taxes	254.2	313.1	(19%)	466.2	695.9	738.0
Taxes on income[5]	48.5	89.5	(46%)	107.1	151.1	(4.8)
Net income	205.7	223.6	(8%)	359.1	544.8	742.8
Less: net income (loss) attributable to
Redeemable noncontrolling interests	3.3	(0.5)	NM	(57.2)	7.5	29.7
Nonredeemable noncontrolling interests	(30.3)	(32.3)	(6%)	66.7	84.1	47.4
Net Income Attributable to Franklin Resources, Inc.	$232.7	$256.4	(9%)	$349.6	$453.2	$665.7

Earnings per Share
Basic	$0.46	$0.50	(8%)	$0.68	$0.89	$1.31
Diluted	0.46	0.50	(8%)	0.68	0.88	1.30
Dividends Declared per Share	$0.29	$0.29	0%	$0.29	$0.29	$0.28

Average Shares Outstanding
Basic	487.7	487.5	0%	490.0	489.8	488.9
Diluted	488.2	487.9	0%	490.5	490.6	489.7

Operating Margin	18.0%	19.9%	22.2%	25.1%	24.4%

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2022	2021		2022	2021
Beginning AUM	$1,379.8	$1,552.1	(11%)	$1,530.1	$1,418.9	8%
Long-term inflows	59.9	83.2	(28%)	320.4	364.7	(12%)
Long-term outflows	(80.3)	(93.1)	(14%)	(348.2)	(389.9)	(11%)
Long-term net flows	(20.4)	(9.9)	106%	(27.8)	(25.2)	10%
Cash management net flows	0.1	(3.9)	NM	(0.8)	(15.1)	(95%)
Total net flows	(20.3)	(13.8)	47%	(28.6)	(40.3)	(29%)
Acquisitions	—	3.5	(100%)	64.9	3.5	NM
Net market change, distributions and other[6]	(62.1)	(11.7)	431%	(269.0)	148.0	NM
Ending AUM	$1,297.4	$1,530.1	(15%)	$1,297.4	$1,530.1	(15%)
Average AUM	$1,373.6	$1,552.9	(12%)	$1,469.2	$1,504.1	(2%)

AUM BY ASSET CLASS

(in billions)	30-Sep-22	30-Jun-22	% Change	31-Mar-22	31-Dec-21	30-Sep-21
Fixed Income	$490.9	$536.3	(8%)	$595.0	$642.1	$650.3
Equity	392.3	424.9	(8%)	515.4	563.4	523.6
Alternative	225.1	224.8	0%	157.9	154.3	145.2
Multi-Asset	131.5	136.2	(3%)	151.9	154.0	152.4
Cash Management	57.6	57.6	0%	57.3	64.3	58.6
Total AUM	$1,297.4	$1,379.8	(6%)	$1,477.5	$1,578.1	$1,530.1
Average AUM for the Three-Month Period	$1,373.6	$1,439.8	(5%)	$1,516.1	$1,554.2	$1,552.9

AUM BY SALES REGION

(in billions)	30-Sep-22	30-Jun-22	% Change	31-Mar-22	31-Dec-21	30-Sep-21
United States	$971.3	$1,034.3	(6%)	$1,107.2	$1,186.5	$1,140.2
International
Asia-Pacific	118.4	131.1	(10%)	148.3	155.0	155.6
Europe, Middle East and Africa	126.6	133.6	(5%)	143.4	156.2	153.9
Americas, excl. U.S.	81.1	80.8	0%	78.6	80.4	80.4
Total international	326.1	345.5	(6%)	370.3	391.6	389.9
Total	$1,297.4	$1,379.8	(6%)	$1,477.5	$1,578.1	$1,530.1

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended September 30, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2022	$536.3	$424.9	$224.8	$136.2	$57.6	$1,379.8
Long-term inflows	26.2	22.6	5.8	5.3	—	59.9
Long-term outflows	(42.3)	(28.6)	(4.6)	(4.8)	—	(80.3)
Long-term net flows	(16.1)	(6.0)	1.2	0.5	—	(20.4)
Cash management net flows	—	—	—	—	0.1	0.1
Total net flows	(16.1)	(6.0)	1.2	0.5	0.1	(20.3)
Net market change, distributions and other[6]	(29.3)	(26.6)	(0.9)	(5.2)	(0.1)	(62.1)
AUM at September 30, 2022	$490.9	$392.3	$225.1	$131.5	$57.6	$1,297.4

(in billions)
for the three months ended June 30, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at April 1, 2022	$595.0	$515.4	$157.9	$151.9	$57.3	$1,477.5
Long-term inflows	35.2	24.5	5.9	11.8	—	77.4
Long-term outflows	(49.5)	(33.7)	(3.8)	(10.2)	—	(97.2)
Long-term net flows	(14.3)	(9.2)	2.1	1.6	—	(19.8)
Cash management net flows	—	—	—	—	0.4	0.4
Total net flows	(14.3)	(9.2)	2.1	1.6	0.4	(19.4)
Acquisition	—	—	57.2	—	—	57.2
Net market change, distributions and other[6]	(44.4)	(81.3)	7.6	(17.3)	(0.1)	(135.5)
AUM at June 30, 2022	$536.3	$424.9	$224.8	$136.2	$57.6	$1,379.8

(in billions)
for the three months ended September 30, 2021	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2021	$658.1	$536.9	$140.8	$153.0	$63.3	$1,552.1
Long-term inflows	40.8	29.1	4.5	8.8	—	83.2
Long-term outflows	(46.1)	(35.4)	(2.9)	(8.7)	—	(93.1)
Long-term net flows	(5.3)	(6.3)	1.6	0.1	—	(9.9)
Cash management net flows	—	—	—	—	(3.9)	(3.9)
Total net flows	(5.3)	(6.3)	1.6	0.1	(3.9)	(13.8)
Acquisition	3.5	—	—	—	—	3.5
Net market change, distributions and other[6]	(6.0)	(7.0)	2.8	(0.7)	(0.8)	(11.7)
AUM at September 30, 2021	$650.3	$523.6	$145.2	$152.4	$58.6	$1,530.1

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Write off of noncontrolling interests related to the wind down of an acquired business.
◦Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-22	30-Jun-22	30-Sep-21	30-Sep-22	30-Sep-21
Operating income	$348.5	$404.7	$531.5	$1,773.9	$1,875.0
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	9.7	13.0	6.1	48.2	22.8
Acquisition-related retention	48.8	44.2	34.5	167.2	163.7
Compensation and benefits expense from gains (losses) on deferred compensation, net	(6.3)	(19.3)	(1.2)	(36.7)	22.7
Other acquisition-related expenses	1.8	31.5	13.0	60.7	36.0
Amortization of intangible assets	81.5	81.8	57.9	282.0	232.0
Special termination benefits	0.4	0.7	5.3	8.2	27.1
Compensation and benefits expense related to minority interests in certain subsidiaries	9.7	10.3	—	20.0	—
Adjusted operating income	$494.1	$566.9	$647.1	$2,323.5	$2,379.3

Total operating revenues	$1,939.0	$2,031.3	$2,181.0	$8,275.3	$8,425.5
Add (subtract):
Acquisition-related pass through performance fees	(3.8)	—	—	(4.2)	(25.3)
Sales and distribution fees	(311.0)	(335.6)	(408.1)	(1,415.0)	(1,635.5)
Allocation of investment management fees for sales, distribution and marketing expenses	(101.8)	(104.7)	(118.4)	(430.6)	(470.3)
Elimination of operating revenues upon consolidation of investment products*	9.7	13.0	6.1	48.2	22.8
Adjusted operating revenues	$1,532.1	$1,604.0	$1,660.6	$6,473.7	$6,317.2

Operating margin	18.0%	19.9%	24.4%	21.4%	22.3%
Adjusted operating margin	32.2%	35.3%	39.0%	35.9%	37.7%

(in millions, except per share data)	Three Months Ended			Twelve Months Ended
	30-Sep-22	30-Jun-22	30-Sep-21	30-Sep-22	30-Sep-21
Net income attributable to Franklin Resources, Inc.	$232.7	$256.4	$665.7	$1,291.9	$1,831.2
Add (subtract):
Net income of consolidated investment products*	(3.5)	(6.8)	(17.1)	(0.2)	(2.8)
Acquisition-related retention	48.8	44.2	34.5	167.2	163.7
Other acquisition-related expenses	7.9	37.6	13.0	73.3	34.0
Amortization of intangible assets	81.5	81.8	57.9	282.0	232.0
Special termination benefits	0.4	0.7	5.3	8.2	27.1
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	0.4	6.1	1.1	9.0	(1.2)
Unrealized investment losses (gains)	74.1	45.7	(99.1)	191.9	(285.7)
Interest expense for amortization of debt premium	(6.3)	(6.3)	(22.1)	(25.2)	(51.4)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests	0.9	0.5	—	1.4	—
Net income tax expense of adjustments	(42.5)	(43.9)	5.4	(143.9)	(31.7)
Adjusted net income	$394.4	$416.0	$644.6	$1,855.6	$1,915.2

Diluted earnings per share	$0.46	$0.50	$1.30	$2.53	$3.57
Adjusted diluted earnings per share	0.78	0.82	1.26	3.63	3.74
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-22	30-Jun-22	30-Sep-21	30-Sep-22	30-Sep-21
Elimination of operating revenues upon consolidation	$(9.7)	$(13.0)	$(6.1)	$(48.2)	$(22.8)
Other income (expenses), net	(24.6)	(33.6)	78.4	24.2	207.4
Less: income (loss) attributable to noncontrolling interests	(37.8)	(53.4)	55.2	(24.2)	181.8
Net income	$3.5	$6.8	$17.1	$0.2	$2.8

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM represents monthly average AUM.
4.Cash and cash equivalents and investments includes approximately $300 million at September 30, 2022 attributable to employee-owned and other third-party investments made through partnerships which are offset in nonredeemable noncontrolling interests.
5.Taxes on income for the quarter ended September 30, 2021 includes a tax benefit of $155.1 million due to the release of certain tax reserves primarily related to the closure of Internal Revenue Service audits and increases in our ability to utilize certain tax attributes resulting from the integration of our business.
6.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company offers boutique specialization on a global scale, bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has 75 years of investment experience and approximately $1.3 trillion in AUM as of September 30, 2022. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including pandemic-related risks, market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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